UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/18/2017

LSC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37729

DE	36-4829580
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1400, Chicago IL 60606

(Address of principal executive offices, including zip code)

(773) 272-9200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 18, 2017, the stockholders of the Company approved the Company’s Amended and Restated 2016 Performance Incentive Plan (the “Amended 2016 PIP”). The Amended 2016 PIP is substantially similar to the Company’s 2016 Performance Incentive Plan (the “2016 PIP”), which was approved by the Company’s Board of Directors and the Company’s former parent, R.R. Donnelley & Sons Company (in its capacity as sole stockholder of the Company at that time) on September 30, 2016.

The Amended 2016 PIP amends the 2016 PIP to, among other things:

•	set a one-year minimum vesting period for awards to non-employee directors;

•	set a $900,000 annual limit on compensation to non-employee directors;

•	institute double-trigger change of control vesting;

•	prohibit additional forms of repricing and liberal share counting; and

•	expand the prohibition on payment of dividends and dividend equivalents to all unvested awards, not just performance awards.

By approving the Amended 2016 PIP, the stockholders also approved the material terms of the performance goals set forth in the Amended 2016 PIP to continue to allow the Company to grant performance awards qualified as “performance-based” compensation for Internal Revenue Code Section 162(m) purposes. The Amended 2016 PIP does not increase the number of shares of Company common stock available for grant over the number of shares authorized under the 2016 PIP.

The Amended 2016 PIP became effective as of May 18, 2017.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended and Restated LSC Communications, Inc. 2016 Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC COMMUNICATIONS, INC.

Date: May 23, 2017	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Chief Administrative Officer & General Counsel